UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Seagate Technology
Holdings Public Limited Company
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note
The following information amends and supplements the definitive proxy statement (the “Proxy Statement”) of Seagate Technology Holdings Public Limited Company (the “Company”), filed with the Securities and Exchange Commission on September 9, 2025, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2025 Annual Meeting of Stockholders to be held virtually at 5:00 p.m. Singapore Standard Time on October 25, 2025 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting.
Except as specifically discussed in this Explanatory Note, the information herein does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this information does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.
THIS SUPPLEMENT SHOULD BE READ TOGETHER WITH THE PROXY STATEMENT, WHICH SHOULD BE READ IN ITS ENTIRETY, AS THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING.
AMENDMENT TO ORIGINAL FILING
The section titled "Potential Payments Upon Termination of Employment Table" on pages 57-59 of the Proxy Statement is hereby amended and restated in its entirety with the following information to revise the amounts payable to our Chief Commercial Officer, Ban Seng Teh, in the event of a Qualifying Termination.
Potential Payments Upon Termination of Employment Table
The following table sets forth for each NEO (i) the estimated value of the potential severance payments and severance to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason (a “Qualifying Termination”) on June 27, 2025; (ii) the estimated value calculated as of June 27, 2025 of the potential payments to each NEO, assuming a Qualifying Termination on such date during a change in control period; and (iii) the estimated value as of June 27, 2025 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death on such date, or in the case of PSUs only, disability.

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)
William D. Mosley	Severance	2,200,016	3,300,024	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	13,325,671	7,043,054
	Accelerated Vesting of Restricted Share Units(4)	—	13,599,880	7,779,200
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	33,911,937	12,284,347
	Health Care Benefit	—	62,156	—
	Total(6)	2,204,121	64,203,773	27,106,601
Gianluca Romano	Severance	1,191,667	1,430,000	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	6,767,758	3,380,144
	Accelerated Vesting of Restricted Share Units(4)	—	9,107,604	5,843,594
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	17,391,745	5,283,774
	Health Care Benefit	—	67,769	—
	Total(6)	1,195,772	34,768,981	14,507,512
Ban Seng Teh(7)	Severance	1,189,698	1,189,698	—
	Outplacement Benefit(1)	3,383	3,383	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	3,595,702	1,824,592
	Accelerated Vesting of Restricted Share Units(4)	—	3,547,315	1,918,775
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	9,324,432	3,094,000
	Health Care Benefit	—	—	—
	Total(6)	1,193,081	17,660,530	6,837,367
James C. Lee	Severance	700,017	787,519	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	—	—
	Accelerated Vesting of Restricted Share Units(4)	—	3,080,563	1,505,063
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	—	—
	Health Care Benefit	—	63,011	—
	Total(6)	704,122	3,935,198	1,505,063
John C. Morris	Severance	500,032	562,536	—
	Outplacement Benefit(1)	4,105	4,105	—
	Bonus(2)	—	—	—
	Accelerated Vesting of Stock Options(3)	—	—	—
	Accelerated Vesting of Restricted Share Units(4)	—	3,326,952	1,785,821
	Accelerated Vesting of Performance-Based Restricted Share Units(5)	—	5,315,598	1,755,553
	Health Care Benefit	—	66,914	—
	Total(6)	504,137	9,276,105	3,541,374

(1)Represents the estimated amounts payable for outplacement services for 24 months for CEO and EVPs or 18 months for SVPs following a qualifying termination.
(2)As previously disclosed, the Compensation and People Committee decided not to fund the EPB and to not award a bonus for Fiscal Year 2024. If there had been an award, the RSUs awarded would have been canceled and the original bonus amount (not including the premium) paid in cash instead.
(3)Represents the value of options that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 27, 2025 ($141.44 per share) and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than $141.44 or for options that were already vested as of June 27, 2025.
(4)Represents the value of RSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 27, 2025 ($141.44 per share).
(5)Represents the value of PSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on June 27, 2025 ($141.44 per share). In addition, the value of accelerated PSUs is calculated assuming achievement of the target level of performance at the end of the three-year performance measurement cycle. The amount disclosed as payable upon termination due to death is also payable upon termination due to disability.
(6)Calculations do not include the impact of any potential reduction pursuant to the application of the safe harbor limit under Section 280G of the Code pursuant to the relevant provisions of the Severance Plan.
(7)Based on the Singapore dollar (“SGD”) period-end foreign exchange rate for Fiscal Year 2025 of 0.7847, as of June 27, 2025.
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The section titled “Security Ownership of Certain Beneficial Owners and Management” on pages 96-98 of the Proxy Statement is hereby amended and restated in its entirety with the following information to revise the number of ordinary shares subject to options exercisable within 60 days of August 22, 2025 held by our Chief Financial Officer, Gianluca Romano.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth as of August 22, 2025, the beneficial ownership of our ordinary shares by each of our directors, each named executive officer, and all executive officers, directors, and director nominees of the Company as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned
	Shares Owned Directly or Indirectly	Ordinary Shares Subject to Options Exercisable within 60 days of August 22, 2025	Restricted Stock Units which vest within 60 days of August 22, 2025	Total	%(2)
Named Executive Officers, Directors, and Director Nominees:
William D. Mosley(3)	478,912	457,403	29,353	965,668	*
Gianluca Romano(4)	39,507	48,822	14,767	103,096	*
Ban Seng Teh(5)	6,147	10,799	6,813	23,759	*
James C. Lee(6)	257	___	___	257	*
John C. Morris(7)	21,705	___	6,411	28,116	*
Mark W. Adams(8)	—	___	2,693	2,693	*
Shankar Arumugavelu(9)	10,580	___	2,693	13,273	*
Prat S. Bhatt(10)	11,823	___	2,693	14,516	*
Judy Bruner(11)	12,268	___	2,693	14,961	*
Michael R. Cannon(12)	17,720	___	3,427	21,147	*
Richard L. Clemmer(13)	31,525	___	2,693	34,218	*
Yolanda L. Conyers(14)	5,055	___	2,693	7,748	*
Jay L. Geldmacher(15)	352	___	2,693	3,045	*
Dylan G. Haggart(16)	12,469	___	2,693	15,162	*
Thomas A. Szlosek	—	___	___	—	*
Stephanie Tilenius(17)	12,244	___	2,693	14,937	*
All Executive Officers, Directors, and Director Nominees as a group (17 persons)(18)				1,267,658	*
*    Less than 1% of Seagate’s ordinary shares outstanding.
(1)The address of each of the Company’s executive officers and directors is c/o Seagate Technology Holdings plc, 47488 Kato Rd, Fremont, CA 94538. Except as reflected in the footnotes to this table, ordinary shares beneficially owned by executive officers and directors consist of shares owned by the indicated person, and all share ownership includes sole voting and investment power.
(2)Percentage of class beneficially owned is based on 212,967,321 ordinary shares outstanding as of August 22, 2025. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 22, 2025 and ordinary shares issuable pursuant to RSUs and PSUs vesting within 60 days of August 22, 2025 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs, and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.
(3)Includes 478,912 ordinary shares held directly by Dr. Mosley, 457,403 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 22, 2025 and 29,353 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025. Does not include 75,045 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 22, 2025. The 75,045 PSUs represent an annual target number of PSUs that may be earned by Dr. Mosley depending upon the Company’s performance.
(4)Includes 39,507 ordinary shares held directly by Mr. Romano, 48,822 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 22, 2025 and 14,767 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025. Does not include 25,550 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 22,

Security Ownership of Certain Beneficial Owners and Management
2025. The 25,550 PSUs represent an annual target number of PSUs that may be earned by Mr. Romano depending upon the Company’s performance.
(5)Includes 6,147 ordinary shares held directly by Mr. Teh, 10,799 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 22, 2025 and 6,813 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025. Does not include 15,970 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 22, 2025. The 15,970 PSUs represent an annual target number of PSUs that may be earned by Mr. Teh depending upon the Company’s performance.
(6)Includes 257 ordinary shares held directly by Mr. Lee.
(7)Includes 21,705 ordinary shares held directly by Dr. Morris and 6,411 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025. Does not include 7,985 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 22, 2025. The 7,985 PSUs represent an annual target number of PSUs that may be earned by Dr. Morris depending upon the Company’s performance.
(8)Includes 0 ordinary shares held directly by Mr. Adams, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(9)Includes 10,580 ordinary shares held directly by Mr. Arumugavelu, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(10)Includes 11,823 ordinary shares held directly by Mr. Bhatt, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(11)Includes 12,268 ordinary shares held indirectly by the Bruner Living Trust, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(12)Includes 10,835 ordinary shares held directly by Mr. Cannon, 6,885 ordinary shares held indirectly by the Michael R. Cannon Trust, and 3,427 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(13)Includes (i) 27,658 ordinary shares held directly by Mr. Clemmer, 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025, and (ii) 3,867 ordinary shares held directly by Mr. Clemmer's spouse. Mr. Clemmer may be deemed to share voting and investment power over the securities held by his spouse.
(14)Includes 5,055 ordinary shares held directly by Ms. Conyers, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(15)Includes 352 ordinary shares held directly by Mr. Geldmacher, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(16)Includes 12,469 ordinary shares held directly by Mr. Haggart, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(17)Includes 12,244 ordinary shares held directly by Ms. Tilenius, and 2,693 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025.
(18)All Directors and current executive officers as a group (i) directly and indirectly hold 661,473 ordinary shares, (ii) hold 517,024 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 22, 2025, and (iii) hold 89,161 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 22, 2025. Does not include 126,700 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 22, 2025. The 126,700 PSUs that are subject to vesting within 60 days of August 22, 2025 represent an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance and are not included.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 22, 2025, except as otherwise indicated in the notes to the table.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%(1)
JP Morgan Chase & Co.(2) 383 Madison Ave. New York, NY 10179	17,890,283	8.40%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	12,954,300	6.08%
Sanders Capital, LLC(4) 777 S. Flagler Drive, Suite 1100 West Palm Beach, FL 33401	18,902,646	8.88%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	27,974,083	13.14%
Capital Research Global Investors(6) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	15,621,162	7.34%
(1)Percentage of class beneficially owned is based on 212,967,321 ordinary shares outstanding as of August 22, 2025.
(2)Based solely on information reported by JP Morgan Chase & Co. ("JP Morgan"), on the Schedule 13G/A filed with the SEC on July 22, 2025, and reporting ownership as of June 30, 2025. JP Morgan has sole voting power over 15,215,772 ordinary shares, shared voting power over 260,508 ordinary shares, sole dispositive power over 17,751,385 ordinary shares and shared dispositive power over 125,615 ordinary shares.
(3)Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G/A filed with the SEC on April 23, 2025, and reporting ownership as of March 31, 2025. BlackRock has sole voting power over 12,071,312 ordinary shares and sole dispositive power over 12,954,300 ordinary shares.
(4)Based solely on information reported by Sanders Capital, LLC. (“Sanders Capital”) on the Schedule 13G/A filed with the SEC on May 14, 2025, and reporting ownership as of March 31, 2025. Sanders Capital has shared voting power over 11,211,967 ordinary shares and shared dispositive power over 18,902,646 ordinary shares.
(5)Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on January 31, 2025, and reporting ownership as of December 31, 2024. Vanguard has sole voting power over 0 ordinary shares, shared voting power over 224,599 ordinary shares, sole dispositive power over 27,018,733 ordinary shares and shared dispositive power over 955,350 ordinary shares.
(6)Based solely on information reported by Capital Research Global Investors (“Capital Group”) on Schedule 13G filed with the SEC on February 13, 2025 and reporting ownership as of December 31, 2024. Capital Group has sole voting power over 15,621,162 ordinary shares and sole dispositive power over 15,621,162 ordinary shares.